UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MAINSTREET BANCSHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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10089 Fairfax Boulevard

Fairfax, Virginia 22030

(703) 481-4567

April 20, 2020

Dear Fellow Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of MainStreet Bancshares, Inc. to be held on Wednesday, May 20, 2020, at 11:00 a.m., Eastern Time, at the MainStreet Bank Headquarters building, located at 10089 Fairfax Boulevard, Fairfax, Virginia 22030. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

In April 2019, our Form 10 Registration Statement, as filed with the Securities and Exchange Commission (the “SEC”), became effective, and our shares of common stock commenced trading on the Nasdaq Capital Market. Previously, our shares traded on the OTCQX marketplace. There was no change in our trading symbol – “MNSB.” The primary purpose for migration to the Nasdaq Capital Market is to create more liquidity in our shares for our shareholders.

The Company is now subject to periodic and other reporting requirements of the SEC, and specifically the Securities Exchange Act of 1934, as amended. This means that we will file with the SEC annual, quarterly and current reports, and proxy solicitation materials. Filing timely information will help new and current shareholders make investment decisions regarding our Company.

We have included a copy of our first Annual Report on Form 10-K which is also available at the SEC’s website, www.sec.gov, and on our website, www.ir.mstreetbank.com.

Please give the accompanying Proxy Statement and related materials your prompt and careful attention.

Please sign, date and return the enclosed proxy card as soon as possible. It is important that your shares be represented, and your vote recorded.

To minimize the risks to shareholders and employees, we are encouraging all shareholders to access the Annual Meeting via a live webcast, rather than attend the Annual Meeting in person. This virtual opportunity will allow shareholders to view/listen to the Annual Meeting without attending, and to ask appropriate questions. However, our system will not accommodate voting; votes must be cast by proxy, on the Internet or over the telephone as described in the accompanying Proxy Statement.

We encourage you to complete and return the proxy card included with these materials, or through your broker, bank or other nominee’s voting instruction form. Shareholders of record can also vote via telephone or via the Internet by following instructions on the proxy card.

A shareholder of record may still attend the Annual Meeting and revoke a proxy at any time before it is voted. However, we request that you consider your safety, and the safety of our employees, first over attending the Annual Meeting in person. The Company further requests that individuals who have been in contact with someone diagnosed with COVID-19 within two or three weeks prior to the Annual Meeting, or who are experiencing a fever, cough, difficulty breathing, or cold- or flu-like symptoms, refrain from attending the meeting in person. Note that, for health and safety reasons, no food or drinks will be served at the Annual Meeting.

If you would like to view/listen to the webcast, please contact Hattie Lester, at HLester@mstreetbank.com or (571) 375-1364, by noon on May 19, 2020. Ms. Lester will provide you with instructions to connect to the website prior to 9:00 a.m., Eastern Time, on May 20, 2020.

We appreciate your continuing loyalty and support and look forward to connecting with you on May 20th.

Sincerely,

Jeff W. Dick

Chairman &

Chief Executive Officer

10089 Fairfax Boulevard.

Fairfax, Virginia 22030

(703) 481-4567

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2020

Notice is hereby given that the 2020 Annual Meeting of Shareholders of MainStreet Bancshares, Inc. (the “Company”) will be held at the MainStreet Bank Headquarters building, located at 10089 Fairfax Boulevard, Fairfax, Virginia 22030 on Wednesday, May 20, 2020, at 11:00 a.m., Eastern Time.

A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

At the Annual Meeting, shareholders will be asked to:

•	Elect three directors for a term of three years each or until their successors are elected and qualify; and

•	Ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Shareholders will also be asked to consider any other business that is properly brought before the Annual Meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 3, 2020, as the record date for the Annual Meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

To ensure that your shares are represented at the Annual Meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend the Annual Meeting and request to vote in person. Regardless of the number of shares you own, your vote is very important. Please act today.

If you would like to view/listen to the webcast of the Annual Meeting, please contact Hattie Lester, at HLester@mstreetbank.com or (571) 375-1364, by noon on May 19, 2020. Ms. Lester will provide you with instructions to connect to the website prior to 9:00 a.m., Eastern Time, on May 20, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at www.ir.mstreetbank.com.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas J. Chmelik
Secretary

Fairfax, Virginia

April 20, 2020

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

10089 Fairfax Boulevard

Fairfax, Virginia 22030

(703) 481-4567

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 20, 2020

GENERAL

The enclosed proxy is solicited by the Board of Directors of MainStreet Bancshares, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 11:00 a.m., Eastern Time, on May 20, 2020, at the Headquarters building of MainStreet Bank (the “Bank”), located at 10089 Fairfax Boulevard, Fairfax, Virginia 22030, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of this Proxy Statement and accompanying proxy is April 20, 2020.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke a proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.

If a shareholder returns an executed proxy and specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder returns an executed proxy but fails to specify how the proxy is to be voted with respect to Proposal One or Two set forth in the accompanying Notice and further described herein, the proxy will be voted as follows:

•	FOR Proposal One — to elect three directors of the Company for a term of three years each; and

•	FOR Proposal Two — to ratify the appointment of Yount, Hyde & Barbour, P.C. (“YHB”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Except for procedural matters incidental to the conduct of the Annual Meeting, we are not aware of any other business to come before the Annual Meeting. Should any other matters be properly presented for action at the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the proxy agents named in the enclosed proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on April 3, 2020, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 8,260,231. At least one-third of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxy agents’ authority to vote (including broker non-votes, discussed below) on a matter will count as shares present for the purpose of determining the presence or absence of a quorum at the Annual Meeting, but will not be included in determining the number of votes cast with respect to such matter.

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, in certain circumstances your broker may nevertheless vote your shares. For example, if you do not give instructions to your broker, and your broker is a member of the New York Stock Exchange (“NYSE”), under the rules of the NYSE, your broker can exercise discretionary power to vote your shares with respect to “routine” items, but is not permitted to vote your shares with respect to “non-routine” items. Brokers who are not members of the NYSE may not be able to exercise discretionary voting with respect to even routine items depending on the rules of the exchange or market of which the broker is a member. The proposal to ratify the selection of YHB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 is considered to be a “routine” matter under the rules of the NYSE, while the election of directors is considered “non-routine” matters. Shares that your broker cannot vote on a particular matter because your broker has not received instructions from you are called “broker non-votes.”

With regard to Proposal One, votes may be cast in favor or withheld. If a quorum is present, the three director nominees receiving the greatest number of affirmative votes at the Annual Meeting, even though less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

With regard to Proposal Two, votes may be cast in favor or against, or a shareholder may abstain. If a quorum is present, approval of the ratification of the Company’s independent registered public accounting firm requires an affirmative vote of a majority of the votes cast on the matter. Abstentions will not be counted as votes cast on this proposal and will have no effect on whether such matter is approved. There should be no broker non-votes because this matter is considered “routine” under rules of the NYSE.

QUESTIONS AND ANSWERS

•	Why am I receiving proxy materials?

Our Board of Directors is providing these materials to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on Wednesday, May 20, 2020, at 11:00 a.m., Eastern Time, at the MainStreet Bank Headquarters building, 10089 Fairfax Boulevard, Fairfax, Virginia 22030. You may view/listen to the live webcast and ask appropriate questions by contacting Hattie Lester by noon on May 19, 2020. Ms. Lester will provide you with instructions to connect to the webcast prior to 9:00 a.m., Eastern Time, on May 20, 2020.

Our shareholders as of the close of business on the record date may attend our Annual Meeting. However, we strongly encourage you to consider safety first over attending the Annual Meeting in person.

You are requested to vote on the items described in this Proxy Statement which includes information that required under SEC rules and designed to assist you in voting your shares.

•	Who may vote?

You may vote if you were a holder of Company common stock at the close of business on April 3, 2020, which is the record date of the Annual Meeting. Each share of common stock entitles its holder or the holders of a valid proxy for a shareholder to one vote on each matter to be voted on at the Annual Meeting.

•	How may I participate via the live webcast?

Shareholders may view/listen to our Annual Meeting via a live webcast by contacting Hattie Lester by noon on May 19, 2020. Ms. Lester will provide you with instructions to connect to the webcast prior to 9:00 a.m., Eastern Time, on May 20, 2020. Shareholders of record and beneficial owners as of the close of business on the record date may submit questions while viewing or listening to the Annual Meeting.

•	What may I vote on?

You may vote on:

•	The election of three nominees to serve as directors, for three-year terms expiring in 2023;

•	The ratification of the appointment of YHB as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	Such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

•	How does the Board of Directors recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director; and

•	FOR ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for 2020.

•	Does the voting process differ based upon how my shares are held?

Yes, please read below and consider whether you are a shareholder of record of Company shares or a beneficial owner of Company shares held in street name.

•	If I am a shareholder of record of Company shares, how do I cast my vote?

If you are a holder of record of Company common stock, you may vote in person at the Annual Meeting. We will give you a ballot at the Annual Meeting.

To minimize the risks to shareholders and employees, we are encouraging all shareholders to access the Annual Meeting via a live webcast, rather than attend the Annual Meeting in person. This virtual opportunity will allow shareholders to view/listen to the Annual Meeting without attending, and to ask appropriate questions. However, our system will not accommodate voting; votes must be cast by proxy, on the Internet or over the telephone as described in this Proxy Statement.

The Company requests that you consider your safety, and the safety of our employees, first over attending the Annual Meeting in person. We further request that individuals who have been in contact with someone diagnosed with COVID-19 within two or three weeks prior to the Annual Meeting, or who are experiencing a fever, cough, difficulty breathing, or cold- or flu-like symptoms, refrain from attending the meeting in person. Note that, for health and safety reasons, no food or drinks will be served at the Annual Meeting.

If you do not wish to vote in person, or if you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet, or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•

To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

•

To vote by proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will need your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

To vote by proxy over the telephone, dial 1-800-690-6903 (the toll-free phone number listed on your proxy card under the heading “VOTE BY PHONE”) using a touch-tone phone and follow the recorded instructions. You will need your proxy card in hand when you call and then follow the instructions.

If you vote by mail, your proxy must be received by 10:00 a.m., Eastern Time, on May 20, 2020, to be counted.

You may vote on the Internet or by telephone any time prior to 11:59 p.m., Eastern Time, on May 19, 2020.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•	If I am a beneficial owner of Company shares held in street name, how do I vote?

If you are a beneficial owner of shares of our common stock held in street name (i.e., your shares are held by a broker) and you received a printed copy of these proxy materials by mail, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a notice by mail, you should have received the notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction card or may vote by telephone or over the Internet as instructed by that organization in the voting instruction card. Beneficial owners that received a notice by mail from the record owner should follow the instructions included in the notice to view the Proxy Statement and transmit their voting instructions. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

•	How do I vote Company common stock allocated to my MainStreet Bank 401(k) Retirement Plan?

Participants in the MainStreet Bank 401(k) Retirement Plan (“401(k) Plan”) with account assets invested in Company common stock will receive a Vote Instruction Form that allows them to direct the 401(k) Plan trustee to vote the Company common stock allocated to their 401(k) plan account. If a participant does not direct the 401(k) Plan trustee as to how to vote the Company common stock allocated to their 401(k) plan, the trustee will, subject to its fiduciary duty, vote such common stock in the same proportion as it has received voting instructions from other 401(k) Plan participants. The deadline for return of your 401(k) Vote Instruction Form is May 19, 2020 at 5:00 p.m., local time.

•	May I change my vote?

If you are a holder of record of shares of Company common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Voting again by telephone or over the Internet;

•	Sending us a proxy card dated later than your last vote;

•	Notifying the Company’s Secretary in writing; or

•	Voting in person at the Annual Meeting.

If you view/listen to the Annual Meeting online, you may ask questions. However, you can only change your vote as described above.

•	How many votes do the proposals need in order to be approved?

Directors are elected by a plurality of the votes cast (Proposal One). Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The affirmative vote of a majority of the votes cast is required for ratification of the appointment of the independent registered public accounting firm (Proposal Two).

If you are the registered holder of Company common stock and you sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” Proposal Two.

•	Is cumulative voting permitted for the election of directors?

No. You may not accumulate your vote for the election of directors.

•	What are broker non-votes?

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds your shares (i.e., your shares are held in “street name”) and delivers this Proxy Statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal Two is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with Proposal Two. Proposal One is a matter we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions. Shares held in street name which have been designated by brokers as not voted (“broker non-votes”) will not be counted as votes cast. Broker non-votes, however, will be treated as shares present for purposes of determining a quorum. Brokers who are not members of the New York Stock Exchange may not be able to exercise discretionary authority with respect to even routine items depending on the rules of the exchange or market of which the broker is a member.

•	How many outstanding shares of Company common stock are there?

At the close of business on April 3, 2020, which is the record date for the Annual Meeting, there were 8,260,231 shares of Company common stock outstanding and entitled to vote.

•	What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the shares entitled to vote will constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on April 3, 2020, are entitled to notice of, and to vote at, the Annual Meeting.

•	Will my vote be confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

•	How will voting be conducted on other matters raised at the Annual Meeting?

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

•	Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Additional solicitations of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and other regular associates, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others. The Company has retained Equiniti Services LLC (“EQ”) to aid in the solicitation of proxies, EQ, will receive a base fee not to exceed $5,500 plus certain incremental costs for its proxy solicitation services.

CORPORATE GOVERNANCE

Board of Directors

The current members of the Company’s Board of Directors are:

•	Jeff W. Dick, Paul Thomas Haddock and Terry Saeger, whose terms expire in 2020, and who are nominees for election at the Annual Meeting for a term of three years each;

•	Charles C. Brockett, Thomas J. Chmelik and Patsy I. Rust, whose terms expire in 2021; and

•	Elizabeth S. Bennett (aka Betsy Johns), Darrell Green and Russell Echlov, whose terms expire in 2022.

The current members of the Company’s Board of Directors also serve as the Board of Directors of MainStreet Bank.

Board Supervision

The Board of Directors has adopted a Board Supervision Policy which outlines the Board’s responsibilities and duties to protect the interests of the Company’s shareholders and the Bank’s customers. The Policy addresses a number of matters relating to the Board’s oversight, including assessment of growth and planning strategies on an ongoing basis; assessment of the Company’s performance and financial condition; assessment of management’s performance; assessment of the Board’s processes and procedures to better manage its own performance; and determination of director compensation. Board members acknowledge their duty of being diligent and loyal in the performance of their responsibilities.

Board Independence

The Board of Directors has reviewed the relationships that each director has with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Nasdaq listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors, including applicable Nasdaq listing standards, to evaluate the independence of each of its members, both as directors and as members of specific Board committees. These factors include its members’ relationships with us and competitors, suppliers and clients; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that all current directors, other than Messrs. Dick, Brockett and Chmelik, are independent directors of the Company within the meaning of applicable Nasdaq listing standards. The Board believes that all members of the Compensation, Nominating, and Audit and Risk Committees are independent under applicable committee independence standards. Independent Board members meet in executive session without management present at least two times during the fiscal year.

Codes of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s and the Bank’s directors, officers and other employees. The Company has also adopted a Code of Ethics for Senior Financial Officers. The Codes of Ethics are available on the “Investor Relations” page of our website, www.ir.mstreetbank.com/govdocs. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will also be disclosed on our website.

The Code of Ethics and Business Conduct is applicable to all employees. It is the Company’s policy that all employees conduct their business affairs in such a manner and with such ethics and integrity that no conflict of interest, either real or implied, can be construed. Each employee is responsible to uphold and comply with this Code. Potential conflicts of interest identified in the Code include self-dealing, outside employment and other activities, corporate opportunities, management interlocks, improper gifts/payments to employees, relationships with suppliers, confidentiality of customers’ and corporate information, insider trading, and relationships with government officials.

It is expected that all directors, officers and employees act in accordance with the highest standards of personal and professional conduct in all aspects of their employment and association with the Company and the Bank, to comply with all applicable laws, rules and regulations and to adhere to all policies and procedures adopted by the Company and the Bank.

Board Leadership and Oversight

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director position to further strengthen the Company’s corporate governance structure. Paul Thomas Haddock serves as our lead independent director. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board of Directors believes administration of its risk oversight function is enhanced by the Board’s leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors after Board meetings, as needed, and the Compensation Committee conducts performance evaluations of the Chairman of the Board and Chief Executive Officer.

Risk Management

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through the Audit and Risk Committee of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by the Audit and Risk Committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of the Bank are further overseen by the Board of Directors of the Bank, who are the same individuals who serve on the Board of Directors of the Company. The Board of Directors of the Bank also has additional committees that conduct risk oversight separate from the Company. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to the Company, in order to avoid programs that might encourage such risks.

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management meets regularly to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The independent members of the Board provide independent oversight of the Company’s management and affairs.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our Common Stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. During the year ended December 31, 2019, no executive officer, director or 10% beneficial owner of our shares of Common Stock failed to file ownership reports on a timely basis.

Director Attendance

The Board of Directors conducts its business through meetings of the board and through activities of its committees. During the year ended December 31, 2019, the Board of Directors met a total of 12 times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he or she served during the year ended December 31, 2019. The Board encourages, but does not require, directors to attend annual meetings of shareholders. All directors except Darrell Green attended the 2019 Annual Meeting of Shareholders.

Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees. The Board of Directors of the Company has established standing committees, including a Nominating Committee, a Compensation Committee and an Audit and Risk Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. The table below sets forth the directors serving on each of the listed standing committees.

Nominating	Compensation	Audit and Risk
Elizabeth S. Bennett*	Terry M. Saeger*	Patsy I. Rust *
Russell Echlov	Elizabeth S. Bennett	Elizabeth S. Bennett
Paul Thomas Haddock	Russell Echlov	Paul Thomas Haddock
Patsy I. Rust	Paul Thomas Haddock	Terry M. Saeger
Terry M. Saeger	Patsy I. Rust

*	Denotes committee chair.

Nominating Committee. The Nominating Committee met one time during the fiscal year ended December 31, 2019. The Board of Directors has adopted a written Charter for the Nominating Committee that is available on the “Investor Relations” page of our website, www.ir.mstreetbank.com/govdocs. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws will be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Company’s Corporate Secretary. For additional information, see “Shareholder Proposals.”

These requirements apply to all shareholder proposals and nominations, without regard to whether the proposals or nominations are required to be included in the Company’s proxy statement or form of proxy.

Public announcement of the date of the Annual Meeting was made on the Company’s website on March 25, 2020. To be timely under the Bylaws, nominations by any shareholder eligible to vote at the Annual Meeting must have been received by the Company not later than the close of business on the tenth day following the date on which public announcement was made, or April 4, 2020.

Compensation Committee. The Compensation Committee oversees the Company’s executive compensation and benefit policies and practices. The Committee met one time during the 2019 fiscal year. The Board of Directors has adopted a written Charter for the Compensation Committee that is available on the “Investor Relations” page of our website, www.ir.mstreetbank.com/govdocs.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of executive officers. No executive officer participates with respect to decisions on his or her compensation. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

The Compensation Committee’s goal is to determine appropriate compensation levels that will enable the Company to, among other things: (i) attract, retain and motivate an experienced, competent executive management team; (ii) reward the executive management team for the enhancement of shareholder value based on our annual performance and the market price of our stock; (iii) provide compensation rewards that are adequately balanced between short-term and long-term performance goals; and (iv) maintain compensation levels that are competitive with other financial institutions, particularly those comparable in asset size and market area.

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers and the overall performance of the Company. The Compensation Committee also considers the recommendations of senior management with respect to the compensation of executive officers and on matters of compensation philosophy, plan design and general guidelines for employee compensation. However, the Chairman and Chief Executive Officer does not vote on and is not present for any discussion of his own compensation.

Audit and Risk Committee. The Audit and Risk Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company. The Committee met four times in fiscal year 2018. The Board of Directors has adopted a written Charter for the Audit and Risk Committee that is available on the “Investor Relations” page of our website, www.ir.mstreetbank.com/govdocs.

Audit Committee Financial Expert. The Board of Directors has determined that Elizabeth S. Bennett is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the SEC. Ms. Bennett is considered an independent director, under the rules of The Nasdaq Stock Market, including the specific independence requirements for audit committee members.

Shareholder Outreach and Communications

Shareholder outreach is an integral part of the Company’s investor relations philosophy, as shareholders provide us insight on a variety of topics. The Company’s management meets with investors throughout the year in various investor relations venues. In addition to discussing industry matters and the Company’s performance, investors provide feedback regarding the Company’s strategic direction.

Shareholders may communicate with the Board of Directors by writing the Company’s Corporate Secretary, Thomas J. Chmelik, at the following address: 10089 Fairfax Boulevard, Fairfax, Virginia 22030. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office.

PROPOSAL ONE -

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine directors. Under the Company’s Articles of Incorporation and Bylaws, the Board of Directors is divided into three groups (Group I, Group II and Group III) as nearly equal in number as possible. Except for director elections outside of the Annual Meeting, directors in only one group are elected each year, each for a three-year term. This year, three individuals have been nominated for election as directors of the Company for terms expiring at the 2023 annual meeting.

The Board of Directors is not aware of any family relationship among any director, executive officer or person nominated to become a director; nor is the Board of Directors aware of any involvement of any director, executive officer or director nominee in any legal proceedings that would be material to an evaluation of the ability or integrity of any director, executive officer, or director nominee.

Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The discussion below sets forth information regarding each director of the Company and each nominee for director, including his or her age, position on the Board and term of office. The Nominating Committee of the Board of Directors recommends nominees to the Board of Directors for election as directors. The three nominees currently serve as Company directors. With the exception of Mr. Brockett, who was elected a director of the Company and the Bank in January 2018, and Mr. Echlov, who was elected a director of the Company and the Bank in December 2018, all directors have served as directors of the Company since it was formed as the Bank’s holding company in July 2016.

The Board of Directors recommends a vote “FOR” the nominees set forth below.

Nominees for Election at the Annual Meeting for Three-Year Terms

Jeff W. Dick, 59, has served as a director of the Bank since 2003. Mr. Dick is the Chairman and Chief Executive Officer of the Company and the Bank and joined the Bank in April 2003. Mr. Dick also served as President of the Company and the Bank until January 2017 when Mr. Brockett joined the organization. From 1999 until January 2003, he served in various positions at Millennium Bank, N.A., including Executive Vice President and as a member of the board of directors. Prior to this, Mr. Dick was an advisor to the Bank of England and Financial Services Authority from 1996 to 1999. Mr. Dick began his banking career with the Office of the Comptroller of the Currency in 1983 as a Field Examiner, and he became a Field Manager in Washington, D.C. in 1993. Mr. Dick served on the boards of ICBA Services and ICBA Bancard. He is a Past Chairman and remains a director of the Virginia Association of Community Banks. Mr. Dick is also a member of the Federal Reserve Bank of Richmond Payments Advisory Council, a member of The Clearing House Real Time Payments (RTP) Advisory Committee, and a member of the Federal Delegates Board of the Independent Community Bankers of America. He has a Diploma of the Imperial College London in Management and a B.S.B.A. in both accounting and management from the University of North Dakota. Mr. Dick earned his Executive M.B.A. (with distinction) from the University of London Imperial College of Science, Technology and Medicine.

Summary of director qualifications for Mr. Dick – Mr. Dick is a co-founder and organizer of the Bank. Mr. Dick has served as Chief Executive Officer of the Bank and the Company since their inception. He became the Chairman of the Board and Chair of the Executive Committee of the Bank in 2009 and also serves as Chairman of the Board of the Company. In his role as an Advisor to the Bank of England, he assisted in their efforts to modernize their risk-based approach to banking supervision. Mr. Dick gained valuable banking knowledge through his service as a director, Chief Lending Officer and Executive Vice President of another community bank. We believe that Mr. Dick’s careers in domestic and international risk-based banking supervision and in community banking, along with his education, have directly benefited his role as Chairman of the Board. In addition, Mr. Dick’s business background in the local community, as well as his involvement in civic organizations, has provided him with a strong depth of business contacts which continues to prove to be beneficial for the Bank.

Paul Thomas Haddock, 80, has served as a director of the Bank since 2003. Mr. Haddock is currently the President of Azure, Inc., a privately held company which he formed in 1984 to assist up-and-coming entrepreneurs and small businesses in developing and implementing effective business models. From 1981 to 1999, he created and managed Vacation Places, a commercial real estate and vacation property management company. Prior to 1981, he was involved in high-tech engineering pursuits at Westinghouse Electric Corporation in Baltimore, Maryland and Scope Inc., in Reston, Virginia. He was employed as an engineer by Westinghouse from 1958 to 1965 working on radar systems and satellites, and he was employed in various engineering and managerial positions at Scope Inc. from 1965 to 1981. Since 1983, Mr. Haddock has served on the boards of directors for seven property associations located in Maryland, Florida and Virginia. He is currently President of the Stuart Professional Village in Herndon, Virginia, Vice President of the Grant Business Center in Herndon, Virginia, and Director at Dulles Crossroads Condominium Association in Herndon, Virginia. He received his B.S. in Electrical Engineering at Johns Hopkins University in 1963. He subsequently received his B.S. in Industrial Engineering in 1964 and a Masters in Liberal Arts degree in 1967 also from Johns Hopkins University.

Summary of director qualifications for Mr. Haddock – Mr. Haddock is a founding director and currently serves as the Vice Chair and Lead Independent Director. Mr. Haddock also serves as Chair of the Loan Committee. Throughout his career, he has invested in land, commercial and residential real estate in the Washington, D.C. metropolitan area. His ownership of real estate has involved considerable risk analysis and the establishment of a measured risk tolerance. Mr. Haddock has counseled countless entrepreneurs and small business owners over the years to solve problems in many different types of industries. Additionally, he became a trained professional mediator in 1991, and was actively involved in resolving business disputes of all kinds until 2008. We believe that Mr. Haddock’s significant depth of knowledge of the real estate industry has proven to be very beneficial to the Board. In addition, his accumulated knowledge of purchasing, financing, developing, managing and maintaining real properties has proven invaluable to the Loan Committee. Mr. Haddock’s work with small business development and dispute resolution has provided him with an ability to solve problems and search for resolution. Mr. Haddock dedicates significant time and energy to the Board and continues to drive business opportunities to the lending and deposit-gathering staff.

Terry M. Saeger, 58, has served as a director of the Bank since 2011. Mr. Saeger serves as President of The Saeger Group, LLC, a business consultancy, since 2005. He served as Chief Executive Officer for Conservation Solutions, Inc., a conservator of art, architecture and artifacts from 2016 to 2017. From 2008 to 2015, Mr. Saeger was also Senior Vice President of Sales, Marketing, Product Management and Business Development at Volt Delta Resources, a division of NewNet Communications. Mr. Saeger was Co-Founder and Chief Operating Officer of BriteMoves, LLC, a business that was focused on delivering advertising media and services, from 2004 to 2007, at which time he sold the business. From 1997 to 2004, Mr. Saeger served in various positions at Convergys Corporation, including Vice President for Client Business Development, Sales, Sales and Marketing, and National Accounts. Mr. Saeger has a B.S. in Industrial Engineering and Management from North Dakota State University and did post-graduate studies in Computer Integrated Manufacturing at Brigham Young University.

Summary of director qualifications for Mr. Saeger – Mr. Saeger joined the Board of the Bank in 2011 and currently serves as the Chair of the Information Technology Committee of the Bank and the Compensation Committee of the Bank and the Compensation Committee of the Company. Mr. Saeger is a member of the National Association of Corporate Directors (NACD) with a Certificate in Cyber-Risk Oversight for Directors from NACD/Ridge Global/Carnegie Mellon University’s CERT Software Engineering Institute. Mr. Saeger has over 25 years of experience in technology, sales and management and is focused on building relationships to drive revenues, reduce costs and improve processes to deliver value. He emphasizes integrity and open communication and brings to the Board a wealth of experience in organizational structure, planning and forecasting.

Incumbent Directors Serving for Terms Expiring in 2021

Charles C. Brockett, 56, has served as a director of the Company since January 2017, when he also became President of the Company and the Bank.

Prior to joining the Company, Mr. Brockett was Executive Vice President, Director of Operations at Eagle Bank. Mr. Brockett held this position beginning in November 2014 (following Eagle Bancorp’s completion of its acquisition of Virginia Heritage Bank) until May 2016. In this role, Mr. Brockett had direct oversight responsibility for all of the retail banking operations, deposit and loan operations, information technology, residential lending operations, marketing, customer service, and facilities. His tenure at Virginia Heritage Bank began in 2004 where he was one of the initial founders and worked throughout the entire initial capital raise, regulatory application, and ultimate opening in November of 2005. He served on the board of directors throughout the bank’s existence as well as Chief Financial Officer, and in 2010 assumed the role of Chief Operating Officer. At the time of its acquisition by Eagle Bancorp, Virginia Heritage Bank had grown to approximately $950 million in total assets with five branches.

From 1998 until 2005, Mr. Brockett was Managing Partner of Enterprise Financial Consulting, a Northern Virginia-based financial consulting firm which he founded in 1998. The firm specialized in the areas of accounting, finance and corporate governance such as compliance with the Sarbanes-Oxley Act of 2002. His clients included financial institutions, and technology and other middle market companies.

Summary of director qualifications for Mr. Brockett — Mr. Brockett has spent the majority of his career in banking, having started in 1980 with First Commercial Bank in Arlington, Virginia. He has held positions of increasing responsibility, including residential, consumer and commercial lending, credit management, compliance, enterprise risk management and accounting. In addition to banking, Mr. Brockett spent several years in public accounting/consulting specializing in areas such as internal controls over financial reporting. Mr. Brockett is a licensed Certified Public Accountant in the Commonwealth of Virginia. We believe that Mr. Brockett’s banking career, along with his accounting expertise and his business relationships, will directly benefit his role as an executive officer and director of the Company and the Bank, and prove to be beneficial for the Company and the Bank.

Thomas J. Chmelik, 57, has served as a director of the Bank since 2003. Mr. Chmelik is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank and joined the Bank in April 2003. From 1998 to 2002, he was the Chief Financial Officer and a director for Millennium Bancshares Corporation and Millennium Bank, N.A. Prior to that, he served as the Chief Financial Officer as part of a World Bank initiative during the restructuring of The National Bank of Commerce, the largest commercial bank in Tanzania, Africa from 1995 to 1998. Mr. Chmelik was the Chief Financial Officer for Colombo Bank in Bethesda, Maryland from 1993 to 1995, and he was the Chief Financial Officer for Franklin National Bank of Washington, D.C. from 1989 to 1993. Mr. Chmelik has a B.A. in accounting from Belmont Abbey College.

Summary of director qualifications for Mr. Chmelik - Mr. Chmelik is a co-founder and organizer of the Bank and currently serves as the Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Chmelik has a long and established career working as a Chief Financial Officer in four Washington, D.C. metropolitan area community banks, as well as in Tanzania, Africa. Mr. Chmelik served on the Board of Directors and worked as part of the executive management team for another community bank. Mr. Chmelik consistently drives loan and deposit opportunities to the Bank. We believe Mr. Chmelik’s extensive work as a Chief Financial Officer, combined with his executive management and prior bank board experience, make him a strong contributor to the Board. In addition, Mr. Chmelik has an understanding of corporate governance.

Patsy I. Rust, 78, has served as a director of the Bank since 2008. She was a Senior Vice President with the Bank from its inception until her retirement in September 2008. Prior to joining the Bank, Ms. Rust was involved in business development and management at Millennium Bank, N.A., BB&T, F&M Bank and Bank of the Potomac. Ms. Rust was also a founder and organizer for Bank of the Potomac, where she was responsible for personnel, facilities, marketing, operations and branch management. Ms. Rust has completed continuing education through the American Institute of Banking, the Virginia Bankers Association and the University of Virginia. Ms. Rust has been involved over the past 41 years in numerous civic and charitable organizations in Herndon, Virginia. She was the chairman of the first Herndon Centennial Celebration, Chairman of the Dranesville District Republican Party, received the Woman of the Year award from the Business and Professional Woman’s Club, organized and chaired Sister Cities International of Herndon and has held offices of President and Treasurer in other organizations.

Summary of director qualifications for Ms. Rust – Ms. Rust is a founding shareholder and organizer of the Bank. She joined the Board of the Bank in 2008 and currently serves as Chair of the Audit Committee. Prior to retiring from a 30-year banking career in the Northern Virginia market, Ms. Rust was a major contributing organizer of two de novo community banks and also opened and managed two bank branches. Ms. Rust completed ongoing educational banking courses throughout her career. Ms. Rust was also the owner of a retail business prior to her banking career. Ms. Rust has been a civic leader in the community, and has been active in local charities. We believe Ms. Rust brings a very strong knowledge of branch banking and administration to the Board, which is very important as the Bank continues to grow. Additionally, Ms. Rust brings a very strong banking product and service knowledge, which aids the Bank in shaping its strategic direction. Ms. Rust continues to bring business opportunities to the Bank and is very active in networking with the Company’s employees.

Incumbent Director Serving for Terms Expiring in 2022

Elizabeth S. Bennett (aka Betsy Johns), 65, has served as a director of the Bank since 2012, and serves as the Company’s audit committee financial expert. Since 2008, she has been a partner and chief financial officer with National Realty Partners LLC, a full service commercial real estate and community association management company located in Herndon, Virginia. She started her career an auditor with Arthur Andersen LLP, eventually moving to the financial consulting arm of the company. After that, she went to Coopers & Lybrand on a project to re-design a client’s financial accounting system. She was one of the first women accepted at The College of the Holy Cross in Worcester, Massachusetts, receiving degrees in economics and accounting.

Ms. Bennett has served her industry as a volunteer throughout her career. She has served as one of two volunteer founders for the Herndon Community Association Coalition (“HCAC”). In addition to her work with the HCAC, Ms. Bennett has remained actively involved with the Community Associations Institute where she is a past chair and current member of the Washington D.C. chapter’s education committee, is a frequent speaker on the Fairfax County Cable TV program, “Your Community, Your Call”, writes for various industry publications and teaches programs to community leaders and professionals in the industry.

Summary of director qualifications for Ms. Bennett – Ms. Bennett was an organizing shareholder of the Bank and joined the Board of the Bank in September 2012. Ms. Bennett has been a supporter of the Bank since it opened its doors in 2004. Ms. Bennett’s past employment in finance and accounting, along with her degree in accounting, provide an experience, background and financial sophistication to serve as our audit committee financial expert. Ms. Bennett has provided financial management services to commercial and residential associations in the Commonwealth of Virginia and the District of Columbia for the past 31 years. We believe that the Board benefits from Ms. Bennett’s strong background in accounting and financial management, her exceptional leadership skills as well as her experience as a co-chair for the Washington

D.C. chapter’s education committee. Ms. Bennett continues to drive business opportunities to the Bank with her active involvement in the community and reputation for management and professionalism.

Russell Echlov, 45, has served as a director of the Bank since December 2018. Mr. Echlov is a Senior Portfolio Manager with Mendon Capital Advisors/RMB Capital. Mr. Echlov started his career as an associate at Mendon Capital Advisors Corp in 1997 and worked closely with founder Anton Schutz. In 2001, Mr. Echlov left to gain experience with various investment strategies and worked with firms such as Keefe, Bruyette & Woods, FrontPoint Stadia, Columbia Financial Partners and Spring Hill Capital Partners, LLC. In 2017, Mr. Echlov returned to Mendon Capital Advisors who teamed up with RMB Capital to manage a financial services-focused US equity strategy. Today Mr. Echlov is a Portfolio Manager on Mendon’s domestic strategy and a Senior Portfolio Manager on Mendon Global. Mr. Echlov earned his Bachelor’s degree in Modified Economics and Geography from Dartmouth College. Mr. Echlov served as a director of Independence Bancshares, Inc. from May 2015 until January 2018.

Summary of director qualifications for Mr. Echlov – Mr. Echlov brings vast industry knowledge working in his position as a Senior Portfolio Manager with Mendon Capital Advisors/RMB Capital. Mr. Echlov’s extensive background in analyzing investment opportunities and following performance across the financial industry for over 20 years has provided him with a strong depth of industry knowledge.

Darrell Green, 60, has served as a director of the Bank since 2013. In 2003, Mr. Green established Darrell Green Enterprises, Inc., a marketing company that facilitates opportunities for Mr. Green and other athletes. After 20 years with the Washington Redskins, which included seven Pro-Bowl appearances, four NFL Fastest Man Competition titles and three Super Bowls, he became a first ballot inductee into the Pro Football Hall of Fame, Class of 2008, and was officially inducted on August 2, 2008.

Mr. Green has received many awards for his accomplishments both on and off the field. He is the founder of the Darrell Green Youth Life Foundation (“DGYLF”), which opens and operates the Darrell Green Youth Life Learning Centers throughout the Washington, D.C. community. The Darrell Green Business Council for Youth was established to bring together business leaders and utilize their expertise in support of DGYLF programs. He has served as a board member for the Baltimore-Washington 2012 Olympic Bid, NFL/NFLPA September 11th Relief Fund, and the Loudoun Education Foundation. Mr. Green completed his Bachelor of Science degree in general studies and social science at St. Paul’s College in Lawrenceville, Virginia. In 1999, Marymount University recognized Mr. Green for his humanitarian endeavors and conferred upon him an honorary Doctorate of Humane Letters degree. In 2002, George Washington University and St. Paul’s College awarded Mr. Green his second and third honorary Doctorate of Humane Letters degrees. He has received a number of awards, including the NFL’s most prestigious Man of the Year award in 1996.

Summary of director qualifications for Mr. Green – Mr. Green was an organizing director and organizing shareholder of the Bank. Mr. Green left the Board shortly after the Bank opened in 2004 for personal reasons and re-joined the Board in April 2013. Mr. Green has been an avid and vocal supporter of MainStreet Bank since it opened its doors in 2004. Mr. Green is an established business and community leader – having been involved with successful businesses as well as humanitarian endeavors. We believe that the Board benefits from Mr. Green’s exceptional ethics and community leadership skills and his strong business and marketing skills.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

For purposes of the following tables, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of the record date. Except as otherwise noted, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

The following table sets forth information regarding the beneficial ownership, as of April 3, 2020, of the Company’s common stock by:

•	each director of the Company;

•	each executive officer of the Company; and

•	all current directors and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percentage of Common Stock Outstanding
Elizabeth S. Bennett	9,962		*
Charles C. Brockett	98,095		1.19%
Thomas J. Chmelik	115,530		1.40%
Jeff W. Dick	160,572		1.94%
Russell Echlov	400	(3)	*
Darrell Green	15,744		*
Paul Thomas Haddock	16,630		*
Patsy I. Rust	18,916		*
Terry M. Saeger	28,628		*
Directors and executive officers as a group (9 persons)	464,477		5.62%

*	Percentage of ownership is less than 1% of the Company’s outstanding shares of common stock.
(1)

Includes shares held directly, as well as shares held in retirement accounts, in a fiduciary capacity, by certain of the individual’s family members, or by trusts of which the individual is a trustee, with respect to which shares the individual may be deemed to have sole or shared voting and/or investment power. Also includes shares under a power of attorney.

(2)	Includes unvested restricted shares that may be voted by the following persons:

Name	Amount
Elizabeth S. Bennett	2,260
Charles C. Brockett	17,342
Thomas J. Chmelik	13,082
Jeff W. Dick	12,730
Russell Echlov	—
Darrell Green	4,194
Paul Thomas Haddock	1,900
Patsy I. Rust	2,260
Terry M. Saeger	2,390

(3)	Excludes 785,171 shares held by RMB Capital Management, LLC (see below), as to which Mr. Echlov has no voting or dispositive rights and disclaims beneficial ownership.

The following table sets forth, as of April 3, 2020, certain information as to those persons who were believed to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock Outstanding
Wellington Management Company LLP 280 Congress St. Boston, MA 02210	488,388	5.91%
RMB Capital Holdings, LLC(1) 115 S. LaSalle Street 34th Floor Chicago, IL 60603	784.203	9.49%
Banc Funds Co. LLC 20 North Wacker Dr. Chicago, IL 60606	611,070	7.40%

(1)

As reported in a joint statement on Schedule 13G, dated as of April 18, 2019, and filed with the SEC on February 14, 2020, RMB Capital Holdings, LLC, RMB Capital Management, LLC, Iron Road Capital Partners, LLC and RMB Mendon Managers, LLC reported shared voting and dispositive power with respect to 784,203 shares.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation for 2019 awarded to, earned by, or paid to Jeff W. Dick, Chairman and Chief Executive Officer, Charles C. Brockett, President, and Thomas J. Chmelik, Executive Vice President and Chief Financial Officer. Messrs. Dick, Brockett and Chmelik received perquisites and other personal benefits in addition to other compensation during the periods stated. The aggregate amounts of these perquisites and other personal benefits for each individual, however, did not exceed $10,000 and, therefore, have been omitted.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus(1) ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)		All Other Compensation(2) ($)	Total ($)
Jeff W. Dick	2019		$500,032	$280,003	$		$		$		$		$11,200	$791,235
Chairman, & Chief Executive Officer	2018		$440,024	$220,000		$—		$—		$—		$—	$10,000	$670,024
Charles C. Brockett	2019	[2]	$320,008	$128,000	$		$		$		$		$11,200	$459,208
President	2018		$278,278	$140,000		$—		$—		$—		$—	$10,000	$428,278
Thomas J. Chmelik	2019		$306,046	$122,500	$		$		$		$		$11,200	$439,746
Executive Vice President & Chief Financial Officer	2018		$289,458	$145,000		$—		$—		$—		$—	$10,000	$444,458

(1)

Includes restricted stock awards as follows: Mr. Dick — $155,003 (7,046 shares) for 2019 and $110,000 (6,162 shares) for 2018; Mr. Brockett — $128,000 (5,818 shares) for 2019, and 140,000 (7,843 shares) for 2018; and Mr. Chmelik — $122,500 (5,568 shares) for 2019 and $145,000 (8,123 shares) for 2018. Reflects aggregate grant date fair value of stock awards based upon the stock price on the date of the award in accordance with FASB ASC Topic 718. The restricted stock awards vest one-third after one year and one-third annually thereafter during periods of continued service by the award recipients until the awards are fully earned. The awards vest immediately upon a change in control transaction.

(2)	Consists of matching contributions under the 401(k) Plan.

The table below includes information with respect to all unvested restricted stock awards held by the named executive officers at December 31, 2019 and 2018.

Outstanding Equity Awards at Fiscal 2019 Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Jeff W. Dick	—	—	—	$—	—	—	$—	12,730	$292,790
Charles C. Brockett	—	—	—	$—	—	—	$—	17,342	$398,866
Thomas J. Chmelik	—	—	—	$—	—	—	$—	13,082	$300,866

(1)	Reflects current ownership of shares of restricted stock granted in 2017, 2018 and 2019 each of which vests in equal increments over a period of three years from the date of grant.
(2)

The amounts in this column represent the fair market value of the restricted stock as of December 31, 2019, based on the closing market price of the Company’s common stock on that date, which was $23.00 per share.

Employment Agreements

The Company and the Bank have entered into employment agreements with our Chief Executive Officer, Chief Financial Officer and President to secure their services in the highly competitive financial institution industry. The agreements are intended to balance each executive’s goals relative to the interests of the Company and its shareholders.

Term. For purposes of this summary, each of the agreements is an “Agreement.” Mr. Dick’s Agreement provides for his employment as Chief Executive Officer of the Bank, Mr. Chmelik’s Agreement provides for his employment as Executive Vice President and Chief Financial Officer of the Bank, and Mr. Brockett’s Agreement provides for his employment as President of the Bank. Each Agreement will automatically renew for successive two-year terms unless sooner terminated or not extended.

Compensation. Under the Agreements, Messrs. Dick, Chmelik and Brockett are entitled to current base salaries of $500,032, $321,360 and $320,008, respectively, subject to annual review and increases based on each individual’s performance during the preceding year and other relevant factors. Messrs. Dick, Chmelik and Brockett are eligible to receive either an annual cash bonus in an amount, if any, determined by the Board of Directors in its discretion or an annual performance-based incentive bonus under the Company’s executive incentive plan (or any successor plan). Messrs. Dick, Chmelik and Brockett are also eligible to participate in any deferred compensation program, supplemental executive retirement plan or similar plan that the Company may implement for its senior executives.

Under the Agreements, Messrs. Dick, Chmelik and Brockett are entitled to participate in all employee benefit plans and programs available to other executives and in medical, dental, life and disability plans. The Bank is also required to maintain a group term insurance policy on the life of each of Messrs. Dick, Chmelik and Brockett in an amount equal to two times his base salary under the Virginia Bankers Association group term life insurance program.

Under his Agreement, Mr. Brockett was awarded 10,000 shares of Company common stock. These shares will become earned and non-forfeitable at the rate of 20% per year upon the anniversary of the executive’s date of employment with the Bank during periods of continued employment with the Bank; provided that such awards will become immediately vested upon a “Change of Control” (as defined in Mr. Brockett’s Agreement) of the Bank or the Company.

Clawback. In each Agreement, the executive agrees that any incentive compensation (as determined by the Bank) that the executive receives is subject to repayment, or a “clawback,” to the Bank as required by federal law and on such basis as the Bank determines.

Section 409A. It is the intent of the parties that payments and benefits under the Agreements comply with Section 409A of the Internal Revenue Code. The Agreements will be construed in a manner consistent with the requirements for avoiding taxes or penalties under that Section.

Company Guaranty. Notwithstanding anything in the Agreements to the contrary, the Company has guaranteed to make all payments of funds due and payable to each of Messrs. Dick, Chmelik and Brockett as set forth in the Agreements and to perform any and all financial obligations of the Bank set forth in the Agreements to the extent that the Bank may fail to make such payments or perform such obligations. Any payments made by the Company shall be subject to and conditioned upon compliance with applicable federal law and regulations.

Potential Payments Upon Termination or Change of Control. Under each Agreement, if Mr. Dick, Mr. Chmelik or Mr. Brockett is terminated “Without Cause” (as defined in the Agreements) or terminates his employment “For Good Reason” (as defined in the Agreements), whether or not the termination is related to a change of control, then the executive will receive a lump sum payment equal to the greater of: (1) the sum of his then current base salary for one year plus the average of any annual bonus payments made to the executive during the three-year period ending on the date of termination; or (2) the sum of his then current base salary for the balance, if any, of the initial term of the Agreement, plus the average of any annual bonus payments made to the executive during the three-year period ending on the date of termination; or (3) 299% of his “annualized includible compensation for the base period” as defined in Internal Revenue Code Section 280G. In addition, all of the executive’s unvested equity awards previously received as compensation that have not been forfeited, exercised or settled will immediately vest. All other benefits cease upon termination.

If either Mr. Dick, Mr. Chmelik or Mr. Brockett is terminated “For Cause” (as defined in the Agreements) or terminates his employment other than “For Good Reason” (as defined in the Agreements), his compensation and benefits will cease upon termination, provided that the Bank will pay the executive any accrued but unpaid compensation, including any accrued unpaid annual bonus, which otherwise would have been payable to the executive through the date of termination.

Confidentiality; Covenants Not to Compete and Solicit. Each Agreement contains provisions prohibiting Messrs. Dick, Chmelik and Brockett from using, disseminating, disclosing or publishing confidential information about customers, businesses and services of the Bank. Each of Messrs. Dick, Chmelik and Brockett has also agreed that during his employment and for a period of 12 months from and after the date he ceases to be employed by the Bank, he will not (i) be employed by a “Competitive Business” (as defined in the Agreements) within a 35-mile radius of any office operated by the Bank; (ii) solicit any depositors or other customers of the Bank to make deposits in or become customers of any other financial institution conducting a Competitive Business; or (iii) knowingly induce any individuals to terminate their employment with the Bank. If Mr. Dick, Mr. Chmelik or Mr. Brockett violates the confidentiality, non-compete or non-solicitation provisions of his Agreement, then he will not be entitled to receive any additional post-termination compensation payable under his Agreement, and none of his outstanding unvested equity awards will be eligible for accelerated vesting. In addition, if the violation occurs within twelve months following the date of termination, the executive will be required to repay any post-termination compensation received by him under the Agreement and all vested stock previously received as compensation, and any outstanding equity awards previously received as compensation will be forfeited.

2016 Equity Incentive Plan

In 2016, the Board of Directors of the Bank adopted, and the Bank’s shareholders subsequently approved, the MainStreet Bank 2016 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, other selected employees and directors of the Bank with additional incentives to promote the growth and performance of the Bank. By approving the Equity Incentive Plan, shareholders provided us with additional flexibility to continue to attract, retain, incent and reward highly qualified personnel by offering a compensation program that is further linked to the performance of our common stock. The Equity Incentive Plan is intended to further align the interests of Equity Incentive Plan participants with the interests of our shareholders by potentially increasing the ownership interests of the participants in the common stock of the Bank.

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance of up to 210,000 shares of common stock. Shares of common stock may be issued under the Equity Incentive Plan pursuant to grants of incentive stock options, non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of common stock that may be issued under the Equity Incentive Plan pursuant to the exercise of stock options is 210,000 shares, reduced by the number of shares issued upon the vesting of restricted stock awards, and the maximum number of shares of common stock that may be issued as restricted stock awards is 210,000 shares, reduced by the number of shares issued upon the exercise of stock options.

The Equity Incentive Plan is administered by the Compensation Committee, who are disinterested board members (the “Committee”). The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations with respect to: (i) selecting participants and granting awards; (ii) establishing the terms and conditions relating to each award; (iii) adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and (iv) interpreting the provisions of the Equity Incentive Plan.

Pursuant to the reorganization agreement in connection with the Bank’s formation of the Company as its bank holding company, the terms and conditions of the Equity Incentive Plan were converted into and deemed to be the terms and conditions of a substantially identical holding company incentive compensation plan.

Employees and outside directors of the Company or its subsidiaries or any future parent company are eligible to receive awards under the Equity Incentive Plan.

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which must be set forth in an award agreement delivered to each participant. Awards may be granted as incentive stock options, non-qualified stock options, restricted stock awards or any combination thereof, as follows:

Stock Options. A stock option gives the option recipient the right to purchase shares of common stock at a specified price for a specified period-of-time. The exercise price may not be less than the fair market value of the common stock on the date the stock option is granted.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options may provide certain tax advantages for employee recipients and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (i) either in cash or with stock valued at fair market value as of the day of exercise; (ii) by a “cashless exercise” through a third party; (iii) by a net settlement of the stock option using a portion of the shares issuable as payment of the exercise price of the stock option; (iv) by personal, certified or cashiers’ check; (v) by other property deemed acceptable by the Committee; or (vi) by a combination of the foregoing. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards under the Equity Incentive Plan are to be granted only in whole shares of common stock and are subject to vesting conditions and other terms and conditions established by the Committee as set forth in the Equity Incentive Plan or the award agreement. Awards are evidenced by award agreements approved by the Committee, which will set forth the terms and conditions of each award. Unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award prior to such award being earned. Unless the Committee determines otherwise, any dividends or distributions declared and paid with respect to shares subject to a restricted stock award will be distributed to the participant within 30 days of the respective dividend payment date, subject to applicable tax withholding; provided, that in the event of the forfeiture of such award, all future dividend rights shall cease.

Prohibition Against Option Repricing. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option that has been previously granted unless such action is approved by a vote of the shareholders.

Change in Control. Unless otherwise stated in an award agreement, upon the occurrence of a “Change in Control” (as defined in the Equity Incentive Plan) of the Company or the Bank, all outstanding stock options then held by a participant will become fully exercisable, and all restricted stock awards will be fully earned and vested.

2019 Equity Incentive Plan

On July 17, 2019, the shareholders of the Company approved the Company’s 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”).

The Board of Directors adopted, subject to shareholder approval, the 2019 Equity Incentive Plan, to provide selected officers and employees and outside directors of the Company with additional incentives to promote the growth and performance of the Company and (the “Bank”). By approving the 2019 Equity Incentive Plan, our shareholders have provided us with additional flexibility to continue to attract, retain, incent and reward highly qualified personnel by offering a compensation program that is further linked to the performance of our common stock. The Board of Directors believes that the 2019 Equity Incentive Plan will provide the Company and the Bank with shares of Company Common Stock to be used to further retain and reward and, to the extent necessary, attract and incentivize its employees, officers and outside directors to promote growth, improve performance and further align their interests with those of the Company’s shareholders through the ownership of additional Common Stock of the Company.

The 2019 Equity Incentive Plan provides for reservation and future award and issuance of up to 650,000 shares of Company Common Stock in accordance with the Plan’s terms. Previously, the 2016 Equity Incentive Plan provided for the reservation of 210,000 shares of Company Common Stock, of which all but 19,967 shares have been awarded to outside directors, officers and employees of the Company in lieu of cash compensation to directors and in lieu of cash bonuses to officers and employees. The remaining shares under the 2016 Equity Incentive Plan will not be awarded.

The 2019 Equity Incentive Plan provides that directors may elect to receive their annual Board compensation in the form of cash or in the form of Company Common Stock based upon the market value of such stock at the time of the award. Compensation under the Plan for the Company’s officers and employees provides that bonus recipients may elect to receive their incentive bonus compensation in the form of cash or in the form of Company Common Stock based upon the market value of such stock at the time of the award. The actual number of shares necessary for director compensation and officer and employee compensation are not known and may vary based upon a number of factors, including future trading prices for Company Common Stock, the actual compensation for directors and the actual bonus awards for officers and employees.

The 2019 Equity Incentive Plan also permits awards of stock options to Company directors, officers and employees. The Company has not awarded any stock options under the 2016 Equity Incentive Plan, and the Board does not have any current intention to award any stock options under the 2019 Equity Incentive Plan. However, the 2019 Equity Incentive Plan provides the Board and the Compensation Committee with this additional flexibility if deemed appropriate in the future, subject to the limitations of the total shares of Common Stock.

•	Share Reserve. The 2019 Equity Incentive Plan provides for the reservation and future award of up to 650,000 shares of Company Common Stock in accordance with the plan terms.

•

Limits on Grants to Outside Directors. Total shares of Common Stock issuable to Outside Directors under the 2019 Equity Incentive Plan shall not exceed 25% of the total shares of Common Stock authorized for issuance under the 2019 Equity Incentive Plan in the aggregate (i.e., 162,500 shares). The maximum number of shares of Common Stock related to the award of non-qualified stock options and restricted stock awards in any calendar year to any individual outside director shall not exceed 3,000 shares of Common Stock in the aggregate.

•

Limits on Grants to Officers and Employees. Total shares of Common Stock issuable to employees under the 2019 Equity Incentive Plan shall not exceed 650,000 shares of Common Stock in the aggregate, reduced by the aggregate of shares of Common Stock issued to outside directors. The maximum number of shares of Common Stock issuable to any individual employee under the 2019 Equity Incentive Plan shall not exceed 15% of the total shares of Common Stock authorized for issuance under the Plan in the aggregate (i.e., 97,500 shares), and the maximum number of shares of Common Stock related to the award of stock options (all of which may be granted as incentive stock options, non-qualified stock options or a combination of each) or restricted stock awards in any calendar year to any individual employee shall not exceed the number of shares calculated as the quotient of the employee’s base salary in effect as of the first business day of such calendar year divided by the fair market value of such Common Stock on such date.

•

Share Counting. The 2019 Equity Incentive Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant, while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

•

No Cash-Out or Repricing of Underwater Options. The 2019 Equity Incentive Plan prohibits repricing of stock options, and there will not be any exchange of underwater stock options for cash or shares without shareholder approval.

•

Awards Subject to Clawback. Awards granted under the 2019 Equity Incentive Plan are subject to recoupment by the Company if the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws or the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to recoupment under any other policy adopted by the Company from time to time.

Retirement Benefits

The Company maintains a voluntary, contributory 401(k) plan for employees and, starting January 1, 2010, began providing a company match for employee contributions of 3% of the first 3% of the salary and 0.5% of the next 2% of the salary.

DIRECTOR COMPENSATION

Our directors are not compensated separately by the Company, but serve on the Board of Directors of and are compensated by the Bank. We do not anticipate paying separate compensation to the Company’s directors until such time as such persons devote significant time to the separate management of our affairs, which is not expected to occur unless we become actively engaged in additional businesses other than holding the stock of the Bank. We may determine that such compensation is appropriate in the future.

During 2019, each non-employee director other than Mr. Echlov received fees in cash, Company common stock, or a combination of both at the director’s election. Directors who are also employed by the Company do not receive any additional compensation from the Company for their services as directors. Compensation for directors Dick, Brockett and Chmelik for their services as executive officers is set forth in the Summary Compensation Table.

Director Summary Compensation Table. The following table sets forth the compensation paid to our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid —in Cash		Stock Awards(1)	Option Awards	All Other Compensation		Total
Elizabeth S. Bennett	$25,000		$25,000	$—	$—		$50,000
Russell Echlov	—	(2)	—	—	—		—
Darrell Green	—		50,000	—	42,000	(3)	92,000
Paul Thomas Haddock	50,000		—	—	—		50,000
Patsy I. Rust	25,000		25,000	—	—		50,000
Terry M. Saeger	—		50,000	—	—		50,000

(1)

In lieu of cash fees, non-employee directors may elect to receive an equivalent value of equity in restricted stock awards under the Equity Incentive Plan. Reflects aggregate grant date fair value of restricted stock awards received in lieu of cash based upon the stock price on the date of grant in accordance with FASB ASC Topic 718.

(2)	To avoid the appearance of a conflict of interest, Mr. Echlov has elected not to receive a director’s fee.
(3)	Payments for marketing services to the Bank.

PROPOSAL TWO -

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed YHB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to shareholder ratification at the Annual Meeting. YHB also served as independent auditor for the fiscal year ended December 31, 2018. In the event that the appointment of YHB is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2020.

Representatives of YHB are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Yount, Hyde, and Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Shareholder ratification of the selection of YHB as our independent auditor is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of YHB to our shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

As to ratification of the independent auditors, the proxy card being furnished by the Board of Directors enables a shareholder to: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on the proposal. Ratification of the independent public accounting firm must be approved by the affirmative vote of a majority of the shares voted at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

Audit Fees and Other Matters

The following table presents the fees for professional audit services rendered by YHB for the audit of the Company’s annual financial statement for the years ended December 31, 2018 and 2019, and fees billed for other services rendered by YHB during those periods. All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

Fee Category	Fiscal Year 2019	% of Total	Fiscal Year 2018	% of Total
Audit Fees	$156,000	85%	$94,500	58%
Audit-Related Fees	$10,300	6%	$55,000	34%
Tax Fees	$16,394	9%	$12,600	8%

Total Fees	$182,694	100%	$162,100	100%

YHB did not provide any services related to the financial information systems design and implementation to the Company or the Bank during 2018 and 2019.

Audit Fees

Audit fees consist of audit and review services, consents, and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees for 2018 consisted of fees related to the Company’s private placement stock offering; HUD audits; review of Form 10 Registration Statement; and consultation concerning financial accounting, reporting standards and other related issues. Audit-related fees for 2019 consisted of HUD audits and consultation concerning financial accounting, reporting standards and other related issues.

Tax Fees

Tax fees consist of preparation of federal and state tax returns; reviews of quarterly estimated tax payments and consultations regarding tax compliance issues.

Policy on Pre-approval of Audit and Permissible Non-audit Services

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of YHB. The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether these services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. For 2017 and 2018, non-audit services included only those services described above. All of these services and related fees were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2019;

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•

We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that MainStreet Bancshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Patsy I. Rust (Chair)

Elizabeth S. Bennett

Paul Thomas Haddock

Terry M. Saeger

CERTAIN TRANSACTIONS

A number of our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were clients of the Bank during 2018. All loans to our related persons—as defined in Instruction 1 to Item 404(a) of Regulation S-K—were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director. However, this prohibition does not apply to loans made by depository institutions, such as the Bank, that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with the Bank. With respect to lending activities, the Bank has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

•

is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

SHAREHOLDER PROPOSALS

The Board of Directors expects that the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on or about May 19, 2021.

The deadline for submission of proposals to be included for the 2021 Annual Meeting is December 21, 2020. Proposals should be addressed to: Corporate Secretary, MainStreet Bancshares, Inc., 10089 Fairfax Boulevard, Fairfax, Virginia 22030. Shareholders must also comply with applicable rules of the Securities and Exchange Commission (“SEC”) regarding the inclusion of proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

In order to be considered at our 2021 Annual Meeting, but not included in proxy materials, a shareholder nomination for director or proposal to take action at such meeting must be received by the Corporate Secretary of the Company at the principal executive office of the Company by no later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting date, or January 20, 2021; provided however, that in the event the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the shareholder will considered timely if it is delivered by the close of business on the 10th calendar day following the day on which notice of the date of the annual meeting was first mailed or public announcement of the date of the annual meeting was first made, whichever occurs first. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Pursuant to our Bylaws, such shareholder’s notice shall set forth as to each matter such shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual meeting, and (2) as to the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Company’s stock transfer books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder or beneficial owner and any interest of such shareholder or beneficial owner, if any, in such business, (D) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (E) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (3) in the case of the nomination of a person as a director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such person, (D) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (E) such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected. The Company may require any proposed nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Articles of Incorporation and Bylaws, which provide an advance notice procedure for certain business to be brought before an annual meeting of shareholders. If a shareholder notifies the Company of such shareholder’s intent to present a proposal at the Annual Meeting not in accordance with such procedures, the persons named in the accompanying proxy may exercise discretionary voting authority, as determined by a majority of the Board of Directors, if the proposal is raised at the Annual Meeting without any discussion of the matter in this Proxy Statement.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

The Company has retained Equiniti Services LLC (“EQ”) to aid in the solicitation of proxies. EQ will receive a base fee not to exceed $5,500, plus certain incremental costs for its proxy solicitation services.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas J. Chmelik

Secretary

Fairfax, Virginia

April 20, 2020

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, ACCOMPANIES THIS PROXY STATEMENT, SUCH REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 19, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 19, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy must be received by 10:00 A.M. EDT, on May 20, 2020. MAINSTREET BANCSHARES, INC. 10089 FAIRFAX BLVD. FAIRFAX, VA 22030 D08478-P38843 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. MAINSTREET BANCSHARES, INC. The Board of Directors recommends you vote FOR Proposals 1 and 2: ! ! ! 1. Nominees for Three-Year Terms Nominees: 01) Jeff W. Dick 02) Paul Thomas Haddock 03) Terry M. Saeger For Against Abstain ! ! ! 2. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Such other business as may properly come before the Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.ir.mstreetbank.com D08479-P38843 MAINSTREET BANCSHARES, INC. Annual Meeting of Shareholders May 20, 2020, 11:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholders hereby appoint Elizabeth Bennett and Patsy I. Rust, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of MAINSTREET BANCSHARES, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 20, 2020, at the MainStreet Bank headquarters, 10089 Fairfax Blvd, Fairfax, VA 22030, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For” Proposals 1 and 2. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before it is voted at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE BOARD NOMINEES (PROPOSAL 1) AND “FOR” RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2). Continued and to be signed on reverse side

401(K) VOTING INSTRUCTION FORM

MAINSTREET BANK 401(K) RETIREMENT PLAN

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE		FOR	WITHHELD

ANNUAL MEETING OF

SHAREHOLDERS

MAY 20, 2020

The undersigned hereby instructs Jeff W. Dick and Thomas J. Chmelik, as trustees for the MainStreet Bank 401(k) Retirement Plan (“401(k) Plan”), to vote all shares of common stock of MainStreet Bancshares, Inc. (“MainStreet”) allocated to the undersigned pursuant to the 401(k) Plan as of April 3, 2020, at the Annual Meeting of Shareholders, to be held at 10089 Fairfax Boulevard, Fairfax, Virginia, on May 20, 2020 at 11:00 a.m., local time (the “Annual Meeting”), and at any and all adjournments thereof, as follows:

	1. Nominees for Director: Jeff Dick Paul Thomas Haddock Terry M. Saeger	☐ ☐ ☐	☐ ☐ ☐
		FOR	ABSTAIN	AGAINST
	2. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

MainStreet’s Board of Directors recommends a vote “FOR” each of the proposals.

THE SIGNED AND DATED VOTING INSTRUCTION FORM WILL BE VOTED BY THE 401(K) PLAN TRUSTEES AS DIRECTED, BUT IF YOU DO NOT TIMELY RETURN THIS VOTING INSTRUCTION FORM TO THE 401(K) PLAN TRUSTEES SO THAT IT IS RECEIVED BY MAY 19, 2020 AT 5:00 PM, LOCAL TIME, IF YOUR INSTRUCTIONS ARE NOT PROPERLY COMPLETED, OR IF YOU ABSTAIN FROM VOTING, THE SHARES HELD BY YOUR 401(K) PLAN ACCOUNT WILL BE VOTED BY THE 401(K) PLAN TRUSTEES ON EACH OF THE PROPOSALS PRESENTED IN THE SAME PROPORTIONS AS THE 401(K) PLAN TRUSTEES VOTE THE SHARES FOR WHICH THEY TIMELY RECEIVED VOTING INSTRUCTIONS, “FOR” OR “AGAINST,” FROM ALL 401(K) PLAN PARTICIPANTS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THE SHARES ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL BE VOTED BY THE 401(K) PLAN TRUSTEES IN A MANNER INTENDED TO REPRESENT THE BEST INTEREST OF PARTICIPANTS IN THE 401(K) PLAN. AT THE PRESENT TIME, MAINSTREET KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The undersigned acknowledges receipt from the 401(k) Plan Trustees of a Notice of Annual Meeting of Shareholders, a Proxy Statement and an Annual Report to Shareholders prior to the execution of this 401(k) Plan Voting Instruction Form.

Dated:
Signature

Print Name:

PLEASE ACT PROMPTLY. SIGN, DATE AND RETURN THIS VOTING INSTRUCTION FORM TO THE 401(K) PLAN TRUSTEES IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT IT IS RECEIVED BY 5:00 PM ON MAY 19, 2020.